As filed with the Securities and Exchange Commission on May 31, 1996
                                                      Registration No. ________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933




                            THE ALLSTATE CORPORATION
               (Exact Name of Issuer as Specified in its Charter)

    DELAWARE                                          36-3871531
(State of Incorporation)                 (I.R.S. Employer Identification No.)

                                Allstate Plaza
                         Northbrook, Illinois  60062
            (Address and Zip Code of principal executive offices)


                            THE ALLSTATE CORPORATION
                EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full title of the Plan)
                                 -------------

                                 ROBERT W. PIKE
                  Vice President, Secretary and General Counsel
                             The Allstate Corporation
                                Allstate Plaza
                         Northbrook, Illinois  60062
                                (708) 402-6075
          (Name, address, and telephone number of agent for service)
                                --------------


                       CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------


                                                           Proposed                    Proposed
       Title of                                             Maximum                     Maximum
      Securities                  Amount                   Offering                    Aggregate                Amount of
         to be                     to be                     Price                     Offering               Registration
      Registered                Registered                Per Share (1)                 Price (1)                 Fee
      ----------                ----------                ---------                     -----                     ---


Common                            300,000                  $41.6875                   $12,506,250             $4,312.53
Stock, par                        shares
value $.01 per
share


================================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on May 29, 1996.


                                        PART I

                  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The documents containing information specified in Part I (plan information and registrant information) will be sent or given to directors of The Allstate Corporation ("Allstate" or the "Company") eligible to participate in Allstate's Equity Incentive Plan for Non-Employee Directors (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Allstate with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

         (1) Allstate's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Allstate's Proxy Statement dated March 30, 1996 relating to the Annual Meeting of Stockholders on May 21, 1996 at which the Plan was approved;

         (2) Allstate's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

         (3) the description of Allstate's common shares under the caption "Description of Capital Stock" contained in Allstate's prospectus dated June 2, 1993, filed with the Commission on June 4, 1993 pursuant to Rule 424(b) under the Securities Act and deemed to be a part of Allstate's Registration Statement on Form S-1 (File No. 33- 59676); and

         (4) from the date of filing of such documents, all documents filed by Allstate with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.


ITEM 4:  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Company's Common Stock being registered hereby has been passed upon by Joseph T. Kane, Counsel, Corporate Law Department of Allstate Insurance Company, a wholly-owned subsidiary of the Company.


ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

         Article IV of the By-laws of the Company provides for indemnification of the directors and officers of the Company to the fullest extent permitted by law, as now in effect or later amended. In addition, the By-laws provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall be ultimately determined that he is entitled to be indemnified by the Company. The By-laws further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

         The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

         Article Ninth of the Company's Restated Certificate of Incorporation limits, to the fullest extent permitted by the DGCL, as the same exists or may be amended, the personal liability of the Company's directors to the Company or its stockholders for monetary damages for a breach of their fiduciary duty as directors. Section 102(b)(7) of the DGCL currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or
(iv) for any transaction from which the director derived an improper personal benefit.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8:  EXHIBITS

         The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which Index is incorporated herein by reference.


ITEM 9:  UNDERTAKINGS

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      to include any prospectus required by Section 10(a)
                           (3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cook County, State of Illinois, on May 21, 1996.


                           THE ALLSTATE CORPORATION

                                        By: /s/Robert W. Pike
                                        Name:  Robert W. Pike
                                        Title: Vice President, Secretary
                                                and General Counsel



         Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Jerry D. Choate, Edward M. Liddy and Robert W. Pike, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                           TITLE                                                    DATE


/s/Jerry D. Choate                  Director, Chairman of the Board of                       May 21, 1996
- ------------------
Jerry D. Choate                     Directors, and Chief Executive Officer
                                    (Principal Executive Officer)



/s/Thomas J. Wilson                 Vice President and Chief Financial                       May 21, 1996
- -------------------
Thomas J. Wilson                    Officer (Principal Financial Officer)

- -------------------------------------------------------------------------------
/s/Samuel H. Pilch                  Controller (Principal Accounting Officer)                May 21, 1996
- ------------------
Samuel H. Pilch

- -------------------------------------------------------------------------------
/s/James G. Andress                 Director                                                 May 21, 1996
James G. Andress

- -------------------------------------------------------------------------------
/s/Warren L. Batts                  Director                                                 May 21, 1996
Warren L. Batts

- -------------------------------------------------------------------------------
/s/Edward A. Brennan                Director                                                 May 21, 1996
Edward A. Brennan

- -------------------------------------------------------------------------------
/s/James M. Denny                   Director                                                 May 21, 1996
James M. Denny

- -------------------------------------------------------------------------------
/s/Christopher F. Edley             Director                                                 May 21, 1996
Christopher F. Edley

- -------------------------------------------------------------------------------
/s/William E. LaMothe               Director                                                 May 21, 1996
William E. LaMothe

- -------------------------------------------------------------------------------
/s/Michael A. Miles                 Director                                                 May 21, 1996
Michael A. Miles

- -------------------------------------------------------------------------------
/s/Nancy C. Reynolds                Director                                                 May 21, 1996
Nancy C. Reynolds

- -------------------------------------------------------------------------------
/s/Mary Alice Taylor                Director                                                 May 21, 1996
Mary Alice Taylor
- -------------------------------------------------------------------------------




Exhibit                             EXHIBIT INDEX                                    Sequentially
Number                                                                               Numbered Page
                                                                                     -------------

                                    Description of Exhibit
                                    ----------------------


4(a)              Restated   Certificate   of   Incorporation   of  the  Company
                  (incorporated  by reference  to Exhibit 3(a) of the  Company's
                  Quarterly  Report on Form 10-Q for the quarter ended September
                  30, 1995).

4(b)              By-Laws of the Company  (incorporated  by reference to Exhibit
                  3(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

4(c)              The Allstate Corporation Equity Incentive Plan for
                  Non-Employee Directors.

5                 Opinion of Joseph T. Kane.

15                Acknowledgment of Deloitte & Touche LLP
                  regarding unaudited interim financial
                  information.

23(a)             Consent of Joseph T. Kane (included in Exhibit 5).

23(b)             Consent of Deloitte & Touche LLP.

28                Information from Reports Furnished to State Insurance
                  Regulatory Authorities (incorporated by reference to Exhibit
                  28 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995).



                                                                  Exhibit 4(c)



                           THE ALLSTATE CORPORATION

               EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

I.       PURPOSE.

         The purpose of The Allstate Corporation Equity Incentive Plan for Non-Employee Directors (the "Plan") is to promote the interests of The Allstate Corporation (the "Company") by providing an inducement to obtain and retain the services of qualified persons as members of the Company's Board of Directors (the "Board") and to align more closely the interests of such persons with the interests of the Company's stockholders by providing a significant portion of the compensation provided to such persons in the form of equity securities of the Company.

II.      ADMINISTRATION.

         The Plan shall be administered by the Committee. The Committee shall have full power to construe and interpret the Plan and Shares and Options granted hereunder, to establish and amend rules for its administration and to correct any defect or omission and to reconcile any inconsistency in the Plan or in any Share or Option granted hereunder to the extent the Committee deems desirable to carry the Plan or any Share or Option granted hereunder into effect. Any decisions of the Committee in the administration of the Plan shall be final and conclusive. The Committee may authorize any one or more of its members, the secretary of the Committee or any officer of the Company to execute and deliver documents on behalf of the Committee. Each member of the Committee, and, to the extent provided by the Committee, any other person to whom duties or powers shall be delegated in connection with the Plan, shall incur no liability with respect to any action taken or omitted to be take in connection with the Plan and shall be fully protected in relying in good faith upon the advice of counsel, to the fullest extent permitted under applicable law.

III.     ELIGIBILITY.

         Each Non-Employee Director shall be eligible to participate in the Plan.

IV.      LIMITATION ON AGGREGATE SHARES.

         A. Maximum Number of Shares. The aggregate maximum number of Shares that may be granted pursuant to the Plan or issued upon exercise of Options granted pursuant to the Plan shall be 300,000 shares. Such maximum number of Shares is subject to adjustment under the provisions of Section IV.B. The Shares to be granted or issued upon exercise of Options may be authorized but unissued Shares or Shares previously issued which have been reacquired by the Company. In the event any Option or Reload Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the Shares subject to such Option or Reload Option but not purchased thereunder shall be available for future Options or Reload Options to be granted under the Plan.

         B.       Adjustment.  The  maximum  number  of  Shares  referred  to in
Section IV.A of the Plan, the number of Shares granted pursuant to Section VI of the Plan, the number of Options granted pursuant to Section VII of the Plan, and the option price and the number of Shares which may be purchased under any outstanding Option granted under Section VII of the Plan shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares as the result of (i) the declaration and payment of a dividend payable in Common Stock, or the division of the Common Stock outstanding at the date hereof (or the date of the grant of any such outstanding Option, as applicable) into a greater number of Shares without the receipt of consideration therefor by the Company, or any other increase in the number of such Shares of the Company outstanding at the date hereof (or the date of the grant of any such outstanding Option, as applicable) which is effective without the receipt of consideration therefor by the Company (exclusive of any Shares granted by the Company to employees of the Company or any of its Subsidiaries without receipt of separate consideration by the Company), or (ii) the consolidation of the Shares outstanding at the date hereof (or the date of the grant of any such outstanding Option, as applicable) into a smaller number of Shares without the payment of consideration thereof by the Company, or any other decrease in the number of such Shares outstanding at the date hereof (or the date of the grant of any such outstanding Option, as applicable) effected without the payment of consideration by the Company; provided, however, that the total option price for all Shares which may be purchased upon the exercise of any Option granted pursuant to the Plan (computed by multiplying the number of Shares originally purchasable thereunder, reduced by the number of such Shares which have theretofore been purchased thereunder, by the original option price per share before any of the adjustments herein provided for) shall not be changed.

         In the event of a change in the Common Stock as presently constituted which is limited to a change of the Company's authorized shares with a par value into the same number of shares with a different par value or without par value, the shares resulting from any such change will be deemed to be the Common Stock within the meaning of this Plan and no adjustment will be required pursuant to this Section IV.B.

         The foregoing adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Section IV.B, a Non-Employee Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

V.       DEFINITIONS.

         The following terms shall have the meanings set forth below when used herein:

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Compensation and Nominating Committee of the Board, any successor committee of the Board performing similar functions or, in the absence of such a committee, the Board.

         "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

         "Disability" means a mental or physical condition which, in the opinion of the Committee, renders a Non-Employee Director unable or incompetent to carry out his or her duties as a member of the Board and which is expected to be permanent or for an indefinite duration.

         "Election Shares" means any Shares issued to a Non-Employee Director pursuant to the election of such person to receive such Shares in lieu of cash compensation made in accordance with Section VIII.B.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" of any Share means, as of any applicable date, the mean between the high and low prices of the Shares as reported on the New York Stock Exchange-Composite Tape, or if no such reported sale of the Shares shall have occurred on such date, on the next succeeding date on which there was such a reported sale.

         "Initial Election Date" means, for each Non-Employee Director, the later to occur of (i) the date the Plan is approved and adopted by the Company's stockholders pursuant to Section XIII of the Plan, and (ii) the date of such member's initial election or appointment to the Board.

         "Non-Employee Director" means each member of the Board who is not an officer or employee of the Company or any of its Subsidiaries.

         "Option" means an option to purchase shares of Common Stock.

         "Shares" means shares of Common Stock.

         "Subsidiary" means any partnership, corporation, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity, a majority of the partnership or other similar equity ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more

Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company or a Subsidiary shall be deemed to have a majority ownership interest in a partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity if the Company or such Subsidiary shall be allocated a majority of partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity gains or losses or shall be or control the managing director, the trustee, the manager or the general partner of such partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity.

VI.      FORMULA RESTRICTED STOCK GRANTS FOR NON-EMPLOYEE DIRECTORS.

         A. Annual Grant of Shares. Beginning December 1, 1996, on December 1 of each year 500 Shares shall automatically be granted to each Non-Employee Director serving on the Board on such date who has served in such capacity since June 1 of such year. If any person serving as a Non- Employee Director on June 1 of any year ceases to serve as a director of the Company prior to December 1 of such year, such director shall be automatically granted on his or her last day of service a number of Shares equal to (i) 500 multiplied by (ii) a fraction, the numerator of which is the number of full calendar months such Non-Employee Director has served on the Board during the period beginning on such June 1 and ending on such director's last date of service and the denominator of which is 6.

         B. Grant for Newly Appointed Directors. If after June 1, 1996 a Non-Employee Director is initially elected or appointed to the Board effective on any date other than June 1, such Non- Employee Director shall automatically be granted, on the June 1 following the date he or she joins the Board (or such earlier date as he or she ceases to serve as a director), a number of Shares equal to (i) 500 multiplied by (ii) a fraction, the numerator of which is the number of full calendar months such Non-Employee Director has served on the Board during the period beginning on the date such director joined the Board and ending on the following May 31 (or such earlier date as he or she ceases to serve as a director) and the denominator of which is 6; provided that such fraction shall in no event be greater than one.

         C. Transition Grant for Existing Directors. Subject to stockholder approval and adoption pursuant to Section XIII of the Plan, on May 31, 1996, each Non-Employee Director who was serving on the Board on March 12, 1996 shall be automatically granted a number of Shares equal to (i) 200 multiplied by (ii) a fraction, the numerator of which is the number of full calendar months of service by such Non-Employee Director during the period beginning on the later of (a) such director's last anniversary date for service on the Board and (b) the date such director first attained the status of Non-Employee Director and ending on May 31, 1996 (or such earlier date as such director ceases to serve as a director) and the denominator of which is 12.

         D. Rounding of Share Amounts. To the extent that application of the foregoing formulas would result in fractional Shares being issuable, such Non-Employee Director shall be granted a number of Shares equal to the nearest whole number of Shares.

         E. Payment for Estimated Taxes. In addition, the Company shall pay to each Non- Employee Director, in cash, as soon as practicable after each issuance of Shares pursuant to this Section VI, an amount equal to the estimated increase in such Non-Employee Director's federal, state and local tax liabilities as a result of such grant of Shares, assuming the maximum statutory tax rates applicable to such Non-Employee Director.

         F. Restrictions. The Non-Employee Directors shall have no rights as a shareholder with respect to any Shares to be granted pursuant to this
Section VI prior to the time such Shares are granted. Upon such grant, the Shares shall be represented by a stock certificate registered in the name of the holder. The Shares granted pursuant to this Section VI shall be fully vested, but shall be subject to certain restrictions during the six month period following the date of grant (the "Restriction Period"). The holder shall have the right to enjoy all shareholder rights during the Restriction Period (including the right to vote the Shares and the right to receive any cash or other dividends paid in respect thereof) with the exception that (i) the holder may not sell, transfer, pledge or assign the Shares during the Restriction
Period, and (ii) the Company shall retain custody of the certificates representing the Shares during the Restriction Period.

         All restrictions shall lapse and the holder of the Shares shall be entitled to the delivery of a stock certificate or certificates representing the Shares (and to the removal of any restrictive legend set forth on such certificates) upon the earliest of (i) six months from the date of grant of such Shares, (ii) the date of the holder's death or Disability, and (iii) the date on which the holder is no longer serving as a director of the Company.

VII.     FORMULA STOCK OPTION GRANTS FOR NON-EMPLOYEE DIRECTORS.

         A. Annual Grant of Options. On June 1 of each year, beginning June 1, 1996, Options to purchase 1,500 Shares shall automatically be granted to each Non-Employee Director serving on the Board on such date. If any such Non-Employee Director will be required to retire (pursuant to the policies of the Board) during the 12 month period beginning on the date of any grant (or if any such Non-Employee Director has notified the Board that he or she intends to resign from the Board for any reason during the 12 month period beginning on the date of any grant), such director shall instead be granted on June 1 of the relevant year Options to purchase a number of Shares equal to (i) 1,500, multiplied by (ii) a fraction, the numerator of which is the number of full calendar months such Non-Employee Director will serve on the Board during the period beginning on such June 1 and ending on such director's last date of service and the denominator of which is 12.

         B. Grant for Newly Appointed Directors. If after June 1, 1996 a Non-Employee Director is initially elected or appointed to the Board effective on any date other than June 1, such Non- Employee Director shall automatically be granted, on the date he or she joins the Board, Options to purchase a number of Shares equal to (i) 1,500, multiplied by (ii) a fraction, the numerator of which is the number of full calendar months such Non-Employee Director will serve on the Board during the period beginning on the date such director joins the Board and ending on the following May 31 and the denominator of which is 12.

         C. Option Exercise Price. The exercise price per Share for each Option shall be 100% of the Fair Market Value of a Share on the date of grant, subject to Section IV.B.

         D. Term of Options. Each Option shall be exercisable for ten years after the date of grant, subject to Section VII.F.

         E.       Conditions and Limitations on Exercise.

                  (i) Vesting. Each Option shall vest in three equal installments on the first, second and third anniversaries of the date of grant. Upon a Non-Employee Director's mandatory retirement pursuant to the policies of the Board, the unvested portions of any outstanding Options held by such Non-Employee Director shall fully vest. Upon the termination of a Non-Employee Director's tenure for any other reason, the unvested portions of any outstanding Options shall expire and no Options granted to such Non-Employee Director shall vest after the termination of such director's tenure on the Board.

                  (ii) Exercise. Each Option shall be exercisable in one or more installments and shall not be exercisable for less than 100 Shares, unless the exercise represents the entire remaining exercisable balance of a grant or grants. Each Option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of Shares subject to the Option. The option price of any Shares as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Non-Employee Director, be made in any one or any combination of the following forms:

                       (a) check or wire transfer of funds in such form as may be satisfactory to the Committee;

                       (b) delivery of Shares  valued at their Fair Market Value
                  on the date of exercise or, if the date of exercise is not a business day, the next succeeding business day;

                       (c) through simultaneous sale through a broker of unrestricted Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board; or

                       (d) by  authorizing  the  Company  in his or her  written
                  notice of exercise to withhold from issuance a number of Shares issuable upon exercise of such Option which, when multiplied by the Fair Market Value of Common Stock on the date of exercise (or, if the date of exercise is not a business day, the next succeeding business day), is equal to the aggregate exercise price payable with respect to the Option so exercised.

         In the event a Non-Employee Director elects to pay the exercise price payable with respect to an Option pursuant to clause (b) above, (i) only a whole number of Share(s) (and not fractional Shares) may be tendered in payment, (ii) such Non-Employee Director must present evidence acceptable to the Company that he or she has owned any such Shares tendered in payment of the exercise price (and that such Shares tendered have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (iii) the certificate(s) for all such Shares tendered in payment of the exercise price must be accompanied by duly executed instruments of transfer in a form acceptable to the Company. When payment of the Option exercise price is made by the tender of Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the Share(s) tendered in payment (plus any applicable taxes) shall be paid by check or wire transfer of funds. No Non-Employee Director may tender Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised.

         In the event a Non-Employee Director elects to pay the exercise price payable with respect to an Option pursuant to clause (d) above, (i) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and
(ii) such Non-Employee Director must present evidence acceptable to the Company that he or she has owned a number of Shares at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the Option exercise price is made by the withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the Share(s) withheld in payment (plus any applicable taxes) shall be paid by check or wire transfer of funds. No Non-Employee Director may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised. Any withheld Shares shall no longer be issuable under such Option.

         F.       Additional Provisions.

                  (i) Accelerated Expiration of Options Upon Termination of Directorship. Upon the termination of a Non-Employee Director's tenure for any reason, each outstanding vested and previously unexercised Option shall expire three months after the date of such termination; provided that (a) upon the termination of a Non-Employee Director's tenure as a result of death or Disability, each outstanding vested and previously unexercised Option shall expire two years after the date of his or her termination as a director, and (b) upon the mandatory retirement of a Non-Employee Director pursuant to the policies of the Board, each outstanding vested and previously unexercised Option shall expire five years after the date of his or her termination as a director. In no event shall the provisions of this Section VII.F operate to extend the original expiration date of any Option.

                  (ii) Sale of the Company. In the event of a merger of the Company with or into another corporation constituting a change of control of the Company, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities (a "Sale of the Company"), the Options may be assumed by the successor corporation or a parent of such successor corporation or substantially equivalent options may be substituted by the successor corporation or a parent of such successor corporation, and if the successor corporation does not assume the Options or substitute options, then all outstanding and unvested Options shall become immediately exercisable and all outstanding Options shall terminate if not exercised as of the date of the Sale of the Company (or other prescribed period of time). The Company shall provide at least 30 days prior written notice of the Sale of the Company to the holders of all outstanding Options, which notice shall state whether (a) the Options will be assumed by the successor corporation or substantially equivalent options will be substituted by the successor corporation, or
         (b) the Options are thereafter vested and exercisable and will terminate if not exercised as of the date of the Sale of the Company (or other prescribed period of time).

                  (iii)  Liquidation  or  Dissolution.   In  the  event  of  the
         liquidation or dissolution of the Company, Options shall terminate immediately prior to the liquidation or dissolution.

         G. Grant of Reload Options. A Non-Employee Director who exercises all or any portion of an Option by the tender or withholding of Shares which have a Fair Market Value equal to not less than 100% of the exercise price for such Options (the "Exercised Options") shall be granted, subject to Section IV, an additional option (a "Reload Option") for a number of Shares equal to the sum of the number of Shares tendered or withheld in payment of the exercise price for the Exercised Options.

         Reload Options shall be subject to the following terms and conditions:

                  (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

                  (ii) subject to clause (iii) below, the Reload Option may be exercised at any time during the unexpired term of the Exercised Option (subject to earlier termination thereof as provided in the Plan); and

                  (iii) the other terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates and shall be subject to the provisions of the Plan, except that (a) the option price shall be the Fair Market Value of the Shares on the grant date of the Reload Option, (b) no Reload Option may be exercised within six months from the grant date thereof, and (c) no other Reload Option shall be granted upon exercise of such Reload Option.

         H. Non-Qualified Stock Options. All Options granted under the Plan shall be non-qualified options not entitled to special tax treatment under Code Section 422, as may be amended from time to time.

VIII.    ELECTION TO RECEIVE STOCK IN LIEU OF CASH COMPENSATION.

         A. General. A Non-Employee Director may elect to reduce the cash compensation otherwise payable for services to be rendered by him or her as a director for any period beginning on June 1 and continuing to the following May 31 (or such other period for which cash compensation is payable to Non-Employee Directors pursuant to the policies of the Board), beginning June 1, 1996 and to receive in lieu thereof Shares as provided in this Section VIII.

         B. Election. By the later of (i) the November 30 preceding the June 1 to which such election relates and (ii) such Non-Employee Director's Initial Election Date, each Non-Employee Director may, subject to any subsequent approval by the stockholders of the Company required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, make an irrevocable election to receive, in lieu of all or a specified percentage (which percentage shall be in 10% increments) of the cash compensation to which such director would otherwise be entitled as a member of the Board and any committee thereof (including the annual retainer fee and any meeting or other fees payable for services on the Board or any committee thereof, but excluding any reimbursement for out-of-pocket expenses) for the year beginning the following June 1 (or such other period for which cash compensation is payable to such Non-Employee Director pursuant to the policies of the Board), an equivalent value in Shares granted in accordance with this Section VIII. An election shall be effective (i) if made by the November 30 preceding the June 1 to which such election relates, beginning on the June 1 following such election; and (ii) if made on such Non-Employee Director's Initial Election Date, immediately (or, if later, June 1, 1996).

         Each such election shall (i) be in writing in a form prescribed by the Company, (ii) specify the amount of cash compensation to be received in the form of Election Shares (expressed as a percentage of the compensation otherwise payable in cash), and (iii) be delivered to the Secretary of the Company. Such election may not be revoked or changed thereafter except as to compensation for services to be rendered in any 12 month period beginning on any June 1 at least six months following such revocation or new election.

         C. Issuance of Common Stock. If a Non-Employee Director elects pursuant to Section VIII.B above to receive Shares, there shall be issued to such director promptly following each subsequent June 1 for which such election is effective (or promptly following the first day of such other period for which such election is effective) a number of Shares equal to the amount of compensation otherwise payable for the 12 month period beginning on such June 1 (or the other period for which such election is effective) divided by the Fair Market Value of the Shares on such June 1 (or on the first day of such other period). To the extent that the application of the foregoing formula would result in fractional shares of Common Stock being issuable, cash will be paid to the

Non-Employee Director in lieu of such fractional Shares based upon the Fair Market Value of such fractional Share.

         D. Compliance with Exchange Act. The election to receive Election Shares is intended to comply in all respects with Rule 16b-3(d)(1) promulgated under Section 16(b) of the Exchange Act such that the issuance of Election Shares under the Plan on a grant date occurring at least six months after the election shall be exempt from Section 16(b) of the Exchange Act.

         E. Grant Date. The grant date for each Election Share for the Non-Employee Director electing such option shall be the first day of the period to which such election relates and is effective.

IX.      MISCELLANEOUS PROVISIONS.

         A. Rights of Non-Employee Directors. No Non-Employee Director shall be entitled under the Plan to voting rights, dividends or other rights of a stockholder prior to the issuance of Common Stock. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

         B. Limitations on Transfer and Exercise. All Options granted under the Plan shall not be transferable by the Non-Employee Director, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by ss.1 et seq, of the Code, Title I of ERISA or the rules and regulations thereunder, and shall be exercisable during the Non-Employee Director's lifetime only by such Non-Employee Director or by such Non-Employee Director's guardian or other legal representative.

         C. Compliance with Laws. No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements. Each Share granted pursuant to Section VI or Section VIII and each Option granted pursuant to Section VII shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares granted or subject to the Option upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Share, such Option or the issuance or purchase of Shares thereunder, no such Share may be issued and no Option may be exercised or paid in Common Stock, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holder of such Share or Option will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. The Committee may at any time impose any limitations upon the sale of a Share or the exercise of an Option or the sale of the Common Stock issued upon exercise of an Option that, in the Committee's discretion, are necessary or desirable in order to comply with Section 16(b) of the

Exchange Act and the rules and regulations thereunder. The Committee may at any time impose additional limitations, or may amend or delete the existing limitations, upon the exercise of Options by the tender or withholding of Shares in accordance with Section VII.E (including an amendment or deletion of the related ownership period for Shares specified in such Section), if such additional, amended or deleted limitations are necessary, desirable or no longer required (as the case may be) to remain in compliance with applicable accounting pronouncements relating to the treatment of the plan as a fixed plan for accounting purposes.

         D. Payment of Withholding Tax. Whenever Shares are to be issued pursuant to Section VI or Section VIII of the Plan or upon exercise of Options issued pursuant to Section VII of the Plan, the Company shall be entitled to require as a condition of delivery (i) that the participant remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto, (ii) the withholding of Shares due to the participant under the Plan with a Fair Market Value equal to such amount, or (iii) any combination of the foregoing.

         E. Expenses. The expenses of the Plan shall be borne by the Company and its Subsidiaries.

         F. Deemed Acceptance, Ratification and Consent. By accepting any Common Stock hereunder or other benefit under the Plan, each Non-Employee Director and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

         G. Securities Act Registration. The Company shall use its best efforts to cause to be filed under the Securities Act of 1933, as amended, a registration statement covering the Shares issued, and issuable upon exercise of options granted, under the Plan.

         H. Governing Law. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         I. Election Shares. Pending the grant of Election Shares hereunder, all compensation earned by a Non-Employee Director with respect to which an election to receive the grant of Election Shares pursuant to Section VIII.B has been made shall be the property of such director and shall be paid to him or her in cash in the event that Election Shares are not granted by the Company hereunder.

         J. Headings; Construction. Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed tn any way material or relevant to the construction of the Plan or any provisions hereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

XI.      AMENDMENT.

         The Plan may be amended at any time and from time to time by resolution of the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without stockholder approval if such stockholder approval is required by law, rule or regulation; and provided further, that to the extent required by Rule 16b-3 under Section 16 of the Exchange Act, Plan provisions shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Code, ERISA or the rules thereunder. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Options or Shares theretofore granted under the Plan without such participant's written consent, except for any modifications required to maintain compliance with any federal or state statute or regulation.

XII.     TERMINATION.

         The Plan shall terminate upon the earlier of the following dates or events to occur:

                  (i) upon the adoption of a resolution of the Board terminating the Plan; and

                  (ii) ten years from the date the Plan is initially approved and adopted by the stockholders of the Company in accordance with
         Article XIII.

         Except as specifically provided herein, no termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her consent with respect to any Options or Shares theretofore granted under the Plan.

XIII.    STOCKHOLDER APPROVAL AND ADOPTION.

         The Plan is dated March 12, 1996, which is the date upon which the Board adopted the Plan. The Plan shall be submitted to the stockholders of the Company for their approval and adoption at the meeting of stockholders of the Company to be held May 21, 1996. The Plan shall not be effective unless and until the Plan has been so approved and adopted. The stockholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the stockholders duly held on that date (or any adjournment of said meeting occurring subsequent to such date) by vote taken in the manner required by the laws of the State of Delaware.

                                                             Exhibit 5

                                                      THE ALLSTATE CORPORATION



                                                      2775 Sanders Road
                                                      Northbrook, Illinois
                                                                    60062-6127
                                                      ------------------------
                                                      Joseph T. Kane
                                                      Counsel



                                            May 31, 1996



The Allstate Corporation
Allstate Plaza
Northbrook, IL  60062

Ladies and Gentlemen:

         A Registration Statement on Form S-8 ("Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission to register 300,000 shares of common stock, par value $.01 per share (the "Common Stock"), of The Allstate Corporation (the "Company") which may from time to time be offered in connection with The Allstate Corporation Equity Incentive Plan for Non-Employee Directors (the "Plan"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

         In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Registration Statement, ((ii) the Restated Certificate of Incorporation of the Company as currently in effect, (iii) the By-laws of the Company as currently in effect, and (iv) resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such other agreements, instruments, and documents of the Company, and have made such other investigations, as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified to photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, it is my opinion that the shares of Common Stock have been duly authorized and, when issued pursuant to the Plan, will be validly issued, fully paid and non-assessable.

         I consent to the inclusion of this opinion as an exhibit to the Registration Statement referred to above and to the reference to me in such Registration Statement.


                                            Very truly yours,





                                            Joseph T. Kane




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                                                             Exhibit 15




The Allstate Corporation
Allstate Plaza
Northbrook, IL


We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of The Allstate Corporation and subsidiary for the periods ended March 31, 1996 and 1995, as indicated in our report dated May 13, 1996; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, is being used in this Registration Statement.

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

Deloitte & Touche LLP

Chicago, Illinois
May 30, 1996

                                                             Exhibit 23(b)






                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The Allstate Corporation on Form S-8 of our reports dated March 1, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 1995.


Deloitte & Touche LLP

Chicago, Illinois
May 30, 1996


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